UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

CHINA YONGXIN PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26293	20-1661391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

927 Canada Court
City of Industry, California 91748
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (626) 581-9098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective March 3, 2010, Mr. Yongkui Liu and Ms. Yongmei Wang voluntarily resigned as directors on the board of directors (“Board”) of China Yongxin Pharmaceuticals Inc. (the “Company”).

There were no disagreements between Mr. Liu and Ms. Wang and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Liu and Ms. Wang and informed them that they may furnish the Company with a letter stating whether they agree or disagree with the disclosures made in response to this Item 5.02, and that if they disagree, then the Company requests that they provide the respects in which they do not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Liu and Ms. Wang, if any, as an exhibit to an amendment to this current report on Form 8-K (“Form 8-K”) within two business days after receipt.

Appointment of Independent Directors

Also effective March 3, 2010, the Board of the Company appointed the following persons to fill the vacancies created by the resignations of Mr. Liu and Ms. Wang, and effectively increased the number of directors on the Board to seven:

(i)	Hal Lieberman

(ii)	Laura Philips

(iii)	Jingang Wang

(iv)	Bing Li

Based upon information submitted to the Board by Mr. Lieberman, Ms. Philips, Mr. Wang and Mr. Li, the Board has determined that Mr. Lieberman, Ms. Philips, Mr. Wang and Mr. Li are each “independent” under the listing standards of both the American Stock Exchange and the NASD Marketplace Rules.  None of the appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years and each of them are able to read and understand fundamental financial statements.

Agreements with Independent Directors

Mr. Lieberman, Ms. Philips, Mr. Wang and Mr. Li have each have executed and delivered a director offer letter, a form of which is included with this Form 8-K as Exhibit 10.1. Under the terms of the agreements, Ms. Philips, Mr. Wang and Mr. Li shall be entitled to the annual compensation of USD 20,000 and eligible to receive either restricted stock or a stock option award for the purchase of up to 200,000 shares (subject to appropriate adjustment in the event of reverse stock splits or similar events) of the Company’s common stock through an incentive stock option plan to be adopted by the Company.  Mr. Hal Lieberman, who will not only serve as a director, but also as Audit Committee Chairman, shall be entitled to the annual compensation of USD 30,000 and eligible to receive a stock option award for the purchase of up to 300,000 shares of the Company’s common stock.

Audit Committee, Nominating Committee and Compensation Committee

Effective March 3, 2010, the Board established an audit committee, a nominating committee and a compensation committee.

Effective March 3, 2010, Mr. Lieberman, Mr. Wang and Mr. Li have been appointed to serve on the audit committee.  Upon review and discussion of such information as the Board deemed appropriate, the Board has determined that Mr. Hal Lieberman has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission and that such attributes were acquired through relevant education and experience. The Board has also designated Mr. Lieberman as the Chairman of the audit committee and its audit committee financial expert.

Effective March 3, 2010, Mr. Li, Mr. Wang and Mr. Lieberman have been appointed to serve on the nominating committee.  Mr. Li has been appointed as the Chairman of the nominating committee.

Effective March 3, 2010, Mr. Wang, Mr. Li and Ms. Philips have been appointed to serve on the compensation committee.  Mr. Wang has been appointed as the Chairman of the compensation committee.

About the Independent Directors

Mr. Lieberman also serves as the president and chief executive officer of HemoTherapeutics, Inc., and has held such position from 2006 to the present.  From 1998 to 2006, Mr. Lieberman acted as a consultant, provided interim management and served as a director on the boards of a variety of health care and medical device companies.   In 1988, Mr. Lieberman served as the president and chief executive officer of HemaCare Corporation.  Mr. Lieberman acted as the vice president for MEDIQ Imaging Services from 1981 to 1988.  Mr. Lieberman earned his Master’s degree in Health Care Administration from George Washington University.  Mr. Lieberman is also a member of American College of Health Care Administrators, The Entrepreneurship Institute, Southern California Biomedical Council and serves as an advisor to U.S. Defense Advanced Research Projects Agency (DARPA).

Ms. Philips also serves as a consultant and director to various strategic consulting and biotech and start-up companies, and has held such positions from June 2006 to the present.  Ms. Philips acted as the chief operating officer and acting chief financial officer of NexGenix Pharmaceuticals, Inc. from November 2003 to May 2006.   Ms. Philips acted as the vice president of AMDeC Foundation from November 2002 to June 2003.  Ms. Philips held manager and project/program director positions for Corning Incorporated from June 1997 to August 2002.  Ms. Philips served as the senior policy advisor to Secretary Ronald Brown in the U.S. Department of Commerce in 1996 and had fellowships with the White House Office of Science and Technology and the Office of Senator Joseph Lieberman from 1994 to1995.  Ms. Philips was also the assistant professor in the Department of Chemistry at Cornell University from 1987 to 1994.  Ms. Philips received her Bachelor’s degree in Chemistry from Williams College in 1979, a Ph.D. degree in Physical Chemistry from University of California in 1985 and a Master of Business Administration degree from Cornell University in 1997.

Mr. Bing Li also serves as the general manager of Jilin Province Fire Fighting Engineering Co., Ltd., the general manager of Jilin Province Yinjian Small & Medium Enterprises Credit Guaranty Co., Ltd., the vice-chairman of the board of directors of Changchun JLU Technology Park Construction and Development Co., Ltd, the deputy managing director of Jilin Province Intelligentization Committee, and the general manager of Beijing Kunshanjinhai Film & TV Cultural Investment Co., Ltd, and has held such positions from 1999 to the present.  From March 1990 to June 1990, Mr. Li served as the manager of Export Department of Jilin Provincial Forestry Import & Export Company.  Prior to March 1990, Mr. Li worked on various foreign affairs for Jilin Provincial Forestry Department.  Mr. Li received his Bachelor’s degree in English from Changchun University in 1988.

Mr. Jingang Wang also serves as the executive director for CoSci Med-Tech Co., Ltd., and has held such position since May 2003 to the present.  From June 2002 to May 2003, Mr. Wang worked as the executive director in Beijing Lingtainbicheng Medicine Technology Co., Ltd.  Mr. Wang served as the deputy general manager and assistant general manager of Mudanjiang Lingtai Pharmaceuticals Co., Ltd from October 1998 to June 2002.  Mr. Wang acted as the deputy chief in Mudanjiang’s Food and Drugs Administration from August 1990 to October 1998.  Mr. Wang was an assistant engineer in Mudanjiang No. 3 Pharmaceutical Factory from September 1998 to August 1990.  Mr. Wang received his Bachelor’s degree in Medical Research and Development from Heilongjian Chinese Medical University in 1998.

The independent directors have no family relationships with any of the current directors, executive officers or persons nominated or appointed to become directors or executive officers.  There are no related party transactions to report involving the independent directors.  The independent directors do not have any material plan, contract or arrangement with the Company.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Director’s Offer and Acceptance Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	CHINA YONGXIN PHARMACEUTICALS, INC. (Registrant)

	By:	/s/ Yongxin Liu
Yongxin Liu Chief Executive Officer